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                                                                    EXHIBIT 10.8

                        EXECUTIVE EMPLOYMENT AGREEMENT


          THIS AGREEMENT (this "Agreement") is made as of April 24, 2000,
                                ---------
between Muzak LLC, a Delaware limited liability company (the "Company"), and
                                                              -------
Joseph Koff ("Executive").
              ---------

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Employment. The Company will employ Executive, and Executive
               ----------
accepts employment with the Company, upon the terms and conditions set forth in this Agreement, for the period beginning on the date of this Agreement and ending as provided in Section 6 (the "Employment Period").
                                      -----------------

          2.   Position and Duties. During the Employment Period, Executive
               -------------------
will exclusively serve as the President of the Company and its Subsidiaries and render such managerial, analytical, administrative, marketing, creative and other executive services to the Company and its Subsidiaries, if any, as are from time to time necessary in connection with the management and affairs of the Company and its Subsidiaries, subject to the authority of the Managers of Muzak Holdings LLC ("Holdings LLC") (the "Board") and to the proviso set forth in the
               ------------         -----
following sentence. Executive will devote his best efforts and substantially all of his business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries, if any; provided that, during the
                                             --------
Employment Period, Executive will not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any other manner engage in the business of providing business music programming and ancillary communications products and services including broadcast data delivery, satellite delivered cable television channels, audio marketing and in-store advertising services to a diverse customer base that includes, among others, restaurants, retailers, supermarkets and business offices (together with all reasonably related activities, the "Business") other than (i) on behalf of
                                        --------
the Company or any Subsidiary thereof or (ii) as a passive owner of less than 5% of the outstanding stock of a corporation of any class which is publicly traded, so long as Executive has no direct or indirect participation in the business of such corporation. Executive will report to the Board and the manager(s) of the Company. Executive will perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

          3.   Compensation and Benefits.
               -------------------------

          (a)  Base Salary. During the Employment Period, Executive shall be
               -----------
entitled to receive $250,000 per annum as base compensation for services (as in effect from time to time, the "Base Salary"); provided that, effective on
                               -----------    --------
January 1, 2001 and each anniversary of such date, the Base Salary shall increase by 5% of the amount thereof prior to such increase. The Base Salary will be payable in regular installments in accordance with the general payroll practices of the Company and its Subsidiaries.
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          (b)  Bonus. In addition to the Base Salary, the Board in its sole
               -----
discretion may award a bonus (as in effect from time to time, the "Bonus") in an
                                                                   -----
amount up to $100,000 (as in effect from time to time, the "Maximum Bonus") to
                                                            -------------
Executive following the end of each fiscal year during the Employment Period as the Board deems appropriate based upon, among other things, the Company's overall performance and satisfaction of the personal goals of Executive as established by the Board in advance of each fiscal year; provided that,
                                                         --------
effective on January 1, 2001 and each anniversary of such date the Maximum Bonus shall increase by 5% of the amount thereof prior to such increase. The Bonus, if awarded, for a fiscal year shall be paid in a single payment within thirty (30) days after the audited financial statements for such fiscal year have been reviewed by the Board. For any fiscal year which Executive is not employed by the Company at the end of the fiscal year, Executive shall not be entitled to receive any Bonus.

          (c)  Reimbursement of Expenses. During the Employment Period, the
               -------------------------
Company will reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement and which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

          (d)  Reimbursement of Relocation Expenses. The Company will
               ------------------------------------
reimburse Executive for all reasonable expenses incurred by him in the course of his relocation to Charlotte, North Carolina, subject to the Company's requirements with respect to reporting and documentation of such expenses. Executive acknowledges and agrees that the Company may report the foregoing reimbursement of relocation expenses as additional compensation to Executive, if the Company believes the same may be required by applicable law.

          (e)  Reimbursement of Housing Expenses. The Company will reimburse
               ---------------------------------
Executive for all reasonable expenses incurred by him for housing during the first twelve months of the Employment Period, subject to a maximum reimbursement amount of $3,000 per month and the Company's requirements with respect to reporting and documentation of such expenses. Executive acknowledges and agrees that the Company may report the foregoing reimbursement of housing expenses as additional compensation to Executive, if the Company believes the same may be required by applicable law.

          (f)  Use of Company Automobile. During the Employment Period, in
               -------------------------
addition to all other compensation and benefits payable to Executive hereunder, Executive shall have use of a company automobile. The Company will reimburse Executive for gasoline expenses incurred in connection with the services rendered hereunder. Executive acknowledges and agrees that the Company may report the foregoing automobile usage as additional compensation to Executive, if the Company believes the same may be required by applicable law.


          (g)  Benefits. During the Employment Period, Executive shall be
               --------
entitled to participate in any health insurance plan and other similar benefits which the Company makes available generally to other Company executives.

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          4.   Vacation Days. Executive shall be entitled to four (4) weeks of
               -------------
paid vacation during each year of the Employment Period, in addition to legal holidays; provided, however, that no such vacation time shall accrue or be
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earned to the extent that such accrual or earning would cause Executive's accrued or earned, but unused, vacation time to exceed four (4) weeks. Executive shall make best efforts to schedule vacations so as not to conflict with the conduct of the Company's business, and Executive shall give to the Board adequate advance notice of his planned absences.

          5.   Board Membership. During the Employment Period, Executive shall
               ----------------
serve as a member of the Board, but only if Executive is then serving as the President of the Company and its Subsidiaries.

          6.   Termination. The Employment Period shall terminate under the
               -----------
following circumstances:

               (a)  Death. Executive's death, in which case Executive's
                    -----
employment shall terminate on the date of death.

               (b)  Disability. If, as a result of Executive's illness,
                    ----------
physical or mental disability or other incapacity, Executive is unable to perform his or her duties under this Agreement for any period of three (3) consecutive months, and within thirty (30) days after written notice of termination is given by the Company to Executive (which notice may be given before or after the end of such three-month period) he or she shall not have returned to the performance of his or her duties hereunder on a full-time basis, the Company may terminate Executive's employment hereunder as of the latest of
(i) the expiration of such three-month period or (ii) the thirty-first (31st) day following the giving by the Company of the written notice of termination.

               (c)  Consolidation, Merger or Comparable Transaction. In the
                    -----------------------------------------------
event that Holdings LLC consolidates with or merges with and into any other entity, effects a share exchange, sells or causes its Subsidiaries to sell all or substantially all of its and its Subsidiaries' consolidated assets or enters into a comparable capital transaction pursuant to which Holdings LLC is not the continuing or surviving entity or a sale of a majority of the outstanding voting power of Holdings LLC's equity securities to a third party occurs such that the beneficial owners of Holdings LLC have substantially changed, Executive's employment may, by written notice of termination, be terminated by the Company simultaneous with the consummation of such consolidation, merger, share exchange, asset sale, stock sale or comparable transaction; provided, however,
                                                            --------  -------
that if as a result of any such consolidation, merger, share exchange, asset sale, stock sale or comparable transaction, Holdings LLC's stockholders do not, directly or indirectly, receive cash and/or marketable securities having a value of at least fifty percent (50%) of the value of their membership interests of Holdings LLC held immediately prior to such transaction, then in any such event a termination of Executive's employment by the Company shall be deemed and treated as a termination of the Employment Period hereunder by the Company other than for Company's Good Reason under Section 6(d)(i) for purposes of this Agreement, including without limitation, for determining termination benefits under Section 7 hereof.

               (d)  Voluntary Termination by the Company. The Company may
                    ------------------------------------
terminate Executive's employment, upon written notice to Executive, (i) for "Company's Good Reason," which for purposes of this Agreement shall mean a material breach by Executive of any material provision

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of this Agreement or violation of a material Company policy, or (ii) for any other reason or for no reason, in each case, subject to payment of the termination payments, if any, specified in Section 7 hereof.

               (e)  Termination by Executive With Good Reason. Executive may
                    -----------------------------------------
terminate his or her employment hereunder at any time for Executive's Good Reason, with such termination to be effective as of the date stated in a written notice of termination delivered by Executive to the Company. For purposes of this Agreement, "Executive's Good Reason" shall mean a material breach by Holdings LLC or the Company of a material provision of this Agreement which has not been cured within thirty (30) days after written notice of noncompliance has been given by Executive to the Company.

               (f)  Voluntary Termination by Executive Without Good Reason.
                    ------------------------------------------------------
Executive may terminate his or her employment hereunder for any reason other than Executive's Good Reason as defined above, or for no reason, upon thirty
(30) days prior written notice to the Company (provided that, at the Company's election, such termination will become effective immediately or at such other time during such 30-day period as the Company may elect).

               (g)  Retirement. The Company may require Executive to retire
                    ----------
upon attaining age 65 if not violative of applicable law, such a decision shall not be treated as a voluntary termination by the Company for purposes of Section 3(d) above.

               In no event shall the termination of Executive's employment affect the rights and obligations of the parties set forth in this Agreement, except as expressly set forth herein.

               7.   Termination Payments. Executive (or his or her estate
                    --------------------
pursuant to Section 6(a) hereof) shall be entitled to receive the following payments upon termination of his or her employment hereunder :

                    (a) In the event of the termination of Executive's employment pursuant to Section 6(a), 6(c) or 6(f) hereof, or by the Company pursuant to Section 6(d)(i) for Company's Good Reason or pursuant to Section 6(g) , the Company shall pay to Executive (or his or her estate, as the case may be) as soon as practicable following such termination any accrued and unpaid Base Salary through the date of termination as provided in Section 3 hereof.

                    (b) In the event of the termination of Executive's employment pursuant to Section 6(b) hereof, the Company shall pay to Executive for a period of twelve (12) months after the date of termination the amount of the Base Salary through the end of such twelve (12) month period, less any amounts paid to Executive pursuant to disability insurance, if any, provided by the parent or any of its subsidiaries or affiliates.

                    (c) In the event of termination pursuant to Section 6(d)(ii) of Executive's employment other than for Company's Good Reason, or pursuant to Section 6(e) for Executive's

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Good Reason, the Company shall continue to pay the Base Salary for twelve (12)
months after the date of termination.

               (d) Without limiting the remedies available to the Company for breach by Executive of Section 9 or 10 hereof, in the event that Executive violates the provisions of Section 9 or 10 after the termination of his or her employment with the Company in a manner reasonably determined by the Company to be materially injurious to any Muzak-Related Company (as that term is defined in Section 9), any termination payments provided in this Section 7 remaining unpaid at the time such violation occurs shall be automatically forfeited.

          8.   Resignation as Officer or Director. Upon the termination of the
               ----------------------------------
Employment Period, Executive will resign each position (if any) that he then holds as an officer, director or manager of the Company, Holdings LLC or any of its Subsidiaries (including, without limitation, his membership on the Board).

          9.   Confidential Information. Executive acknowledges that the
               ------------------------
information, observations and data that (i) have been or may be obtained by him during his employment or other relationship or interaction with the Company, Holdings LLC, or any Subsidiary or predecessor thereof or of any such Subsidiary (each of the Company, Holdings LLC, or any Subsidiary or any such predecessor being a "Muzak-Related Company," and collectively they are "Muzak-Related
         ---------------------                              -------------
Companies", including Audio Communication Network, Inc. and ACN Operating, LLC),
---------
prior to and after the date of this Agreement concerning the business or affairs of the Muzak-Related Companies, and (ii) is treated by the Muzak-Related Companies as confidential information (collectively, "Confidential Information")
                                                      ------------------------
are and will be the property of the Muzak-Related Companies. Therefore, Executive agrees that he will not disclose to any unauthorized Person or use for his own account any Confidential Information without the prior written consent of Holdings LLC (by the action of the Board), unless and to the extent that (x) the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act, or
(y) disclosure of the aforementioned matters is required under federal or state law or a duly issued subpoena. In the event any disclosure pursuant to clause
(y) above is to be made, Executive will give the Company reasonable prior notice thereof and will permit the Muzak-Related Companies to resist or limit the scope of the disclosure to be made. Executive will deliver or cause to be delivered to Holdings LLC at the termination of the Employment Period, or at any other time Holdings LLC or any of its Subsidiaries may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) containing or relating to Confidential Information or the business of any Muzak-Related Company, which he may then possess or have under his control.

          10.  Non-Compete, Non-Solicitation.
               -----------------------------

          (a)  Non-Compete. Executive acknowledges that during his employment
               -----------
or other relationship or interaction with the Muzak-Related Companies, he has and will become familiar with trade secrets and other confidential information concerning such Persons, and with investment opportunities relating to the Business, and that his services have been and will be of special, unique

                                      -5-
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and extraordinary value to the foregoing entities. Therefore, Executive agrees that, during the Employment Period and thereafter, until the 2nd anniversary of the last day of the Employment Period (the Employment Period and the remainder of such period being the "Noncompete Period"), he will not directly or
                          -----------------
indirectly own, manage, control, participate in, consult with, render services for, or in any other manner engage in any business, or as an investor in or lender to any business (in each case including, without limitation, on his own behalf or on behalf of another entity) which constitutes or is competitive with all or part of the Business (as and where the same is conducted or proposed to be conducted by any of Muzak-Related Companies during the Employment Period). In addition, in as much as the Company regularly seeks to acquire additional Muzak franchises and/or Muzak franchisees, Executive agrees that, during the Employment Period and thereafter, until the 1st anniversary of the last day of the Employment Period, he will not directly or indirectly acquire or seek to acquire any Muzak franchise or the assets or ownership interest of any Muzak franchisee within the United States. Nothing in this Section 10 will prohibit Executive from being a passive owner of less than 5% of the outstanding stock of a corporation engaged in a competing business described above of any class which is publicly traded, so long as Executive has no direct or indirect participation in the business of such corporation. By initialing in the space provided below, Executive acknowledges that he has read carefully and had the opportunity to consult with legal counsel regarding the provisions of this Section 10(a). _____ [initial].

          (b)  Non-Solicitation. During the Noncompete Period, Executive will
               ----------------
not directly or indirectly (i) induce or attempt to induce any employee or full-time independent contractor of any Muzak-Related Company to leave the employ or contracting relationship with such entity, or in any way interfere with the relationship between any such entity and any employee or full-time independent contractor thereof, (ii) solicit for employment or as an independent contractor any person who was an employee or full-time independent contractor of any Muzak-Related Company, at any time during the Employment Period, or (iii) induce or attempt to induce any customer, supplier or other business relation of any Muzak-Related Company to cease doing business with such entity or in any way interfere with the relationship between any such customer, supplier or other business relation and such entity. By initialing in the space provided below, Executive acknowledges that he has read carefully and had the opportunity to consult with legal counsel regarding the provisions of this Section 10(b). _____ [initial].

          11.  Enforcement. The Company and Executive agree that if, at the
               -----------
time of enforcement of Section 9 or 10, a court holds that any restriction stated in any such Section is unreasonable under circumstances then existing, then the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to information of the type described in Sections 9 and 10, the Company and Executive agree that money damages would be an inadequate remedy for any breach of Section 9 or 10. Therefore, in the event of a breach or threatened breach of Section 9 or 10, any Muzak-Related Company, may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of Section 9 or 10, without posting a bond or other security. The provisions of Sections 9, 10, and 11 are intended to be for the benefit of the Company, Holdings LLC, its Subsidiaries, and

                                      -6-
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their respective successors and assigns, each of which may enforce such provisions and each of which (other than the Company) is an express third-party beneficiary of such provisions and this Agreement generally. Sections 9, 10, and 11 will survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period. By initialing in the space provided below, Executive acknowledges that he has read carefully and had the opportunity to consult with legal counsel regarding the provisions of this
Section 11. _____ [initial].

          12.  Representations. Executive represents and warrants to Holdings
               ---------------
LLC and its Subsidiaries that Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other Person .

          13.  Key-Man Life Insurance. Executive agrees to submit to any
               ----------------------
requested physical examination in connection with the Company or any Subsidiary's purchase of a "key-man" insurance policy. Executive agrees to cooperate fully in connection with the underwriting, purchase and/or retention of a key-man insurance policy by the Company or any of its Subsidiaries.

          14.  Miscellaneous.
               -------------

          (a)  Notices. All notices, demands or other communications to be
               -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the address indicated below:

          Notices to Executive:
          --------------------

          Joseph Koff

          ____________________

          ____________________


          with a copy (which shall not constitute notice to Executive) to:
          ---------------------------------------------------------------

          Blum, Yumkas, Mailman, Gutman & Denick, P.A.
          2 Hopkins Plaza, Suite 1200
          Baltimore, MD 21201
          Attention: Charles Yumkas, Esq.

          Notices to the Company:
          ----------------------

          Muzak LLC
          5500 77 Center Drive
          Suite 380
          Charlotte, NC 28217
          Attn: Chief Executive Officer

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          with copies (which shall not constitute notice to any Muzak-Related
          -------------------------------------------------------------------
          Company) to:
          -----------

          ABRY Partners, LLC
          18 Newbury Street
          Boston, Massachusetts   02116
          Attention: Peni Garber

          and

          Kirkland & Ellis
          Citicorp Center
          153 East 53rd Street
          New York, New York 10022
          Attention: John L. Kuehn, Esq.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          (b)  Amendment and Waiver. No modification, amendment or waiver
               --------------------
of any provision of this Agreement will be effective unless such modification, amendment or waiver is approved in writing by the Company, Executive and ABRY Broadcast Partners III, L.P. ("ABRY "), if ABRY then holds any equity securities of Holdings LLC. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          (c)  Severability. Without limiting Section 11, whenever possible,
               ------------
each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement will be reformed, construed and enforced in that jurisdiction as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

          (d)  Entire Agreement. Except as otherwise expressly set forth herein,
               ----------------
this agreement and the other agreements referred to herein embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (e)  Successors and Assigns. This Agreement will bind and inure to the
               ----------------------
benefit of and be enforceable by the Company and Executive and their respective assigns; provided that Executive may not assign his rights under this Agreement without the prior written consent of each of the Company and ABRY, if ABRY then holds any equity securities of Holdings LLC.

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          (f)  Counterparts. This Agreement may be executed simultaneously in
               ------------
two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

          (g)  Descriptive Headings; Interpretation. The descriptive headings of
               ------------------------------------
this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement .

          (h)  GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE
               -------------
CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT PROVISION OR RULE (WHETHER OF THE STATE OF NORTH CAROLINA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NORTH CAROLINA TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NORTH CAROLINA WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

          (i)  WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY
               --------------------
WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

          (j)  No Strict Construction. The parties hereto have participated
               ----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                               *   *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have executed this Executive Employment Agreement as of the date first written above.

                                                MUZAK LLC



                                                By: ____________________________
                                                    Name:
                                                    Title:





                                                ________________________________
                                                JOSEPH KOFF